UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2018 (December 3, 2018)

Constellation Alpha Capital Corp.
(Exact Name of Registrant as Specified in Charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-38118 (Commission File Number)	N/A (I.R.S. Employer Identification Number)
Emerald View, Suite 400, 2054 Vista Parkway West Palm Beach, FL (Address of principal executive offices)		33411 (Zip code)
(561) 404-9034 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 3, 2018, the Share Purchase Agreement, dated August 2, 2018, among Constellation Alpha Capital Corp., a company incorporated in the British Virgin Islands (the “Company”), Constellation Health Holdings Pte. Ltd., a wholly owned subsidiary company of the Company incorporated in Singapore, Medall Healthcare Private Limited, a company registered under the laws of India (“Medall”), and the holders of outstanding shares of capital stock of Medall (the “SPA”) terminated automatically pursuant to Section 3.2(iv)(c) thereof. Upon termination of the SPA, none of the parties to the SPA shall have any obligations or liabilities to any other party. The Company intends to continue to pursue a business combination with a target company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 4, 2018

CONSTELLATION ALPHA ACQUISITION Corp.
By:	/s/ Rajiv S. Shukla
Rajiv S. Shukla
Chief Executive Officer